UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2026
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Redwire Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of Incorporation or Organization)	001-39733 (Commission File Number)	88-1818410 (IRS Employer Identification No.)
8226 Philips Highway, Suite 101 Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)
(650) 701-7722
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2026 and effective as of such date, the Board of Directors (the “Board”) of Redwire Corporation (the “Company”), upon recommendation by the Nominating and Corporate Governance Committee of the Board, appointed Gregory L. Heston to fill the vacancy on the Board resulting from the previously announced resignation by David Kornblatt. Mr. Heston will serve as a Class III director with a term of office expiring at the Company's 2027 Annual Meeting of Shareholders and has been appointed as a member of the Audit Committee of the Board. Mr. Heston will be paid in accordance with the Company’s non-employee director compensation policy. In connection with the appointment of Mr. Heston to the Board, Mr. Heston and the Company have entered into an Indemnification Agreement, the form of which was filed as Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 10, 2021. The Board has determined that Mr. Heston is independent under the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. There was no arrangement or understanding between Mr. Heston and any other person pursuant to which Mr. Heston was selected as a director, and the Company is not aware of any related transactions or relationships between Mr. Heston and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Heston is a retired Ernst & Young (“EY”) audit partner with 38 years of public accounting experience, including 24 years as a partner. During his career, he served global publicly traded companies, leading audit engagements and advising on complex accounting, financial reporting, and internal control matters. He brings extensive expertise in financial oversight, governance, risk management, and regulatory compliance. Following his 2024 retirement from EY, Mr. Heston joined the faculty of Auburn University's Raymond J. Harbert College of Business as a Professor of Practice in the School of Accountancy. He currently serves on the Board of Directors of Geneva Benefits Group, and previously served two four-year terms on the Board of Directors of the Auburn University Foundation. Mr. Heston is a licensed CPA in Alabama and Georgia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2026

Redwire Corporation

By:	/s/ Chris Edmunds
Name:	Chris Edmunds
Title:	Chief Financial Officer